UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)           On August 16, 2006, Thomas A. Mutryn resigned his position as Chief Financial Officer of GTSI Corp. (the “Company) effective immediately.

(c)           On August 16, 2006, the Company appointed Joe Ragan, as Chief Financial Officer of the Company effective immediately.  Mr. Ragan formerly held the position of Vice President of Finance and Corporate Controller of the Company.

Mr. Ragan, 45, brings more than 20 years of progressive financial management experience to his current role, including various positions at Winstar Communications, PSEG Global, the AES Corporation and Deloitte & Touche.  Most recently he served as an interim financial executive for several privately and publicly held companies.  Over the past five years, Mr. Ragan served as “acting” Controller of Tronox Incorporated, Chief Financial Officer of Avcraft Holdings, LLC, Senior Vice President of Global Radio, S.A., and Chief Financial Officer of Para-Protect Services Inc.

Mr. Ragan graduated from the University of the State of New York with a Bachelor of Science in Accounting and received a Masters of Science in Accounting, from George Mason University.  Mr. Ragan is a Certified Public Accountant licensed in the Commonwealth of Virginia.

There is no arrangement or understanding pursuant to which Mr. Ragan was selected as an officer.  Mr. Ragan has no familial relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.  As of this time, the terms of Mr. Ragan’s employment arrangement with the Company have not been finalized.

A copy of the Company’s press release announcing Mr. Mutryn’s resignation and the appointment of Mr. Ragan is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits

(d)            Exhibits.

99.1	Press Release issued by GTSI Corp., headlined “GTSI Announces Joe Ragan as Chief Financial Officer” dated August 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ James J. Leto
James J. Leto
President and CEO

Date:  August 16, 2006